                                 EXHIBIT 10.2

                           PUT OPTION AGREEMENT


     This Put Option Agreement (the "Agreement") is entered into as of this 16th day of September 1994, by and among Brown-Bridge Industries, Inc., a Delaware corporation (the "Company"), Safety Railway Service Corporation, a Delaware corporation and majority stockholder of the Company ("SRSC" and, together with the Company, the "Grantors"), and the person named below (the "Holder").

                           W I T N E S S E T H:

     WHEREAS, the Holder owns the shares of Common Stock, $ .01 par value, of the Company (the "Common Stock") set forth on SCHEDULE A hereto individually and holds the shares of Common Stock set forth on SCHEDULE A hereto as attorney-in-fact for the persons listed thereon (the "Beneficial Owners"); and

     WHEREAS, the Grantors desire to grant to Holder an option to require the Grantors to purchase the shares owned by Holder on the terms set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. GRANT OF OPTION. The Company and SRSC, jointly and severally, grant to Holder the right and option (the "Option") to demand that the Company or SRSC, or both, purchase all of the Shares on the terms set forth
herein.   Holder may exercise the Option at any time for all, but not less than all, of the Shares by furnishing written notice of exercise to the Company and SRSC in accordance with Section 12. As used herein, "Shares" means all shares of Common Stock now or hereafter owned by Holder or held by him as attorney-in-fact, including, without limitation, the shares of common stock listed on SCHEDULE A hereto. Upon exercise of the Option by Holder, the Company shall first be obligated to purchase the Shares and, if the Company is unwilling or unable to purchase the Shares, SRSC shall then be fully obligated to purchase the Shares. Notwithstanding the foregoing, the Company and SRSC shall have a joint and several obligation to purchase all of the Shares upon exercise of the Option.

     2. TERM. The Option may be exercised at any time after September 30, 1998 and and on or before 5:00 p.m. Dallas, Texas time on September 30, 2000 (the "Option Term").

     3.   OPTION PRICE.   The price per share payable by the Grantors to
Holder upon exercise of the Option (the "Option Price") shall be an amount equal to 75% of the Fair Market Value (defined below) of such Shares l. As used herein, the term "Fair Market Value" shall mean the fair market value of the Shares as mutually agreed by Holder and the Company or SRSC, as applicable. If Holder and the Company or SRSC, as applicable, are unable to agree on the Fair Market Value, then they shall mutually agree on a third party appraiser, experienced in valuing companies, who shall determine the

Fair Market Value. If Holder and the Company or SRSC, as applicable, are unable to agree on a third party appraiser, then they shall each select an appraiser and the two appraisers so selected shall select a third appraiser, who shall be experienced in valuing companies, and such third appraiser shall determine the Fair Market Value. In determining the Fair Market Value, neither party nor any appraiser selected pursuant to this section shall take into account, or apply, any discount in value as a result of the Shares being illiquid or representing a minority interest in the Company. All costs of determining value pursuant to this section shall be borne equally by Holder and the Company or SRSC, as applicable.

     4. PAYMENT OF OPTION PRICE. The Option Price shall be payable in cash or by certified or cashier's check, payable to the order of Holder. At the Grantor's election, it may pay the Option Price payable in respect of an exercise in accordance with either the following delayed payment procedure or the alternative payment procedure:

     (a)  DELAYED PAYMENT PROCEDURE.

          (i) INITIAL PAYMENT. At the Closing (defined below), the Grantor shall pay to Holder an amount equal to 70% of the aggregate Option Price.

          (ii) DEFERRED PAYMENT. The Grantor shall deliver to the Holder its negotiable promissory note in the form of EXHIBIT 4 hereto (the "Note") evidencing the Grantor's obligation to pay the balance of the aggregate Option Price in 12 equal monthly installments of principal, with the first such installment due and payable 30 days after the Closing and with a like payment of principal being due on the same date of each successive month until the principal amount of the Note is paid in full (the "Deferred Payment"). Each payment of principal shall be accompanied by a payment of all unpaid interest that has accrued on the outstanding principal amount of the Note through the date of such payment. The indebtedness evidenced by the Note shall bear interest at a floating rate equal to the prime rate of interest publicly published from time to time by THE WALL STREET JOURNAL as the prime rate, plus 1%, and the Grantor's obligation to pay such indebtedness shall be automatically accelerated in the event the Company consummates an underwritten public offering of shares of its capital stock
that is registered under the Securities Act of 1933, as amended.   Interest
shall be calculated on the basis of actual days over a 360 day year.

     (b) ALTERNATIVE PAYMENT PROCEDURE. At the Closing, if the Grantor that is delivering payment for the Shares is SRSC, the Grantor may, its option, deliver to the Holder, in lieu of cash or a combination of cash and the Note, as contemplated above, (x) that number of shares of Common Stock, no par value per share (the "SRSC Common Stock"), of SRSC (the "Payment Shares") that is equal to the aggregate Option Price divided by the Agreed Value (defined below) plus (y) the Adjustment Shares (defined below); provided, however, that SRSC may only deliver Payment Shares if the Agreed Value can be determined in accordance with the following Section 4(b)(ii).

          (i) AGREED VALUE. As used herein, the term "Agreed Value" shall be mean the average over the thirty (30) days immediately preceding the Holder's exercise of the Option of (A) the last reported sales price of the SRSC Common Stock on the New York Stock Exchange or (B) (if Agreed Value cannot be determined pursuant to the preceding (A)), the last reported sales price of the SRSC Common Stock on such other national security exchange as the the SRSC Common Stock is then listed or admittted to unlisted trading priviliges or (C) (if Agreed Value cannot be determined pursuant to the preceding (B)), the last resprted sales price as reported in the NMS, or (D) (if Agreed Value cannot be determined pursuant to the preceding (C), the average of the last "ask" quotation and the last "bid" quotation in the over-the-counter market as reported by the NASDAQ.

          (ii) ADJUSTMENT SHARES. As used herein, the term "Adjustment Shares" shall be that number of additional shares of SRSC Common Stock as is necessary to compensate the Holder for brokerage commissions that may be incurred by the Holder in selling the Payment Shares. For purposes of computing the number of Adjustment Shares, the Holders' brokerage costs shall be deemed to be $.10 per Payment Share and the number of Adjustment Shares that shall be necessary to compensate the Holder for such costs shall be determined based on the Agreed Value of the SRSC Common Stock by dividing the (A) product obtained by multiplying the number of Payment Shares by $.10 by (B) the Agreed Value.

          (iii) REGISTRATION RIGHTS. SRSC hereby grants to the Holder the registration rights set forth on SCHEDULE 4 hereto, which apply to any Payment Shares delivered by SRSC pursuant to this Section 4(b).

     5. EXERCISE. Holder shall exercise the Option by delivering to the Company and SRSC written notice of exercise of the Option.

     6.   CLOSING.

     (a) The consummation of the purchase and sale of the Shares pursuant to the exercise of the Option (the "Closing") shall take place at the offices of the Company, 518 East Water Street, Troy, Ohio 45373, on such date as Holder and the Grantor may mutually agree. If such parties cannot agree on a date for the Closing, the Closing shall take place on the forty-fifth (45th) day after the date on which (i) Holder and the Grantor agree on the Fair Market Value or (ii) an independent third party determines the Fair Market Value, if an independent third party is engaged to determine the Fair Market Value; provided, that if such day is not a regular business day, the Closing shall take place on the next regular business day thereafter.

     At the Closing, Holder shall deliver to the Grantor stock certificates duly endorsed or accompanied by stock powers duly executed in such form as may be necessary to vest title to the Shares in the Grantor, free and clear of all liens, claims and encumbrances, against delivery by the Grantor to Holder, by wire transfer or certified or cashier's check, of an amount equal to the full amount of the Option Price multiplied by the number of the Shares purchased from Holder, provided, however that if the Grantor shall elect to pay the Option Price in accordance with the delayed payment procedure, the Grantor shall deliver the Deferred Payment to Holder in accordance with the provisions of Section 4 hereof and if SRSC shall elect to pay the Option Price in accordance with the alternative payment procedure described in Section 4(b), SRSC shall deliver the Payment Shares and the Adjustment Shares in accordance with Section 4.

     The Grantor and Holder agree to execute any and all documents reasonably requested by the other to effectuate the purposes and intent of this Agreement. Such other documents may include the Note.

     7. RIGHTS AS STOCKHOLDER. The Grantors shall have no rights as stockholders with respect to the Shares, until the transfer of a certificate or certificates to the Grantors for such shares. No adjustments shall be made for dividends or other rights for which the record date is prior to the transfer of such certificate or certificates.

     9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE GRANTORS. Each of the Company and SRSC, jointly and severally, represent, warrant and covenant:

     (a) The execution, delivery and performance by such party of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized and approved by such party. This Agreement has been duly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

     (b) Neither the execution, delivery and performance by such party of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a violation or a breach of the Certificate of Incorporation or Bylaws of such party or any agreement or other instrument under which such party is bound or to which any of its assets are subject, or result in the creation or imposition of any lien, charge or incumbrance upon such assets, except that the execution, delivery and performance of this Agreement by the Company may violate its loan agreement with Transamerica Business Credit Corporation or (ii) violate or conflict with any judgment, decree, order, statute, or, to the knowledge of such party, any rule or regulation of any court or any public, government or regulatory agency or body having jurisdiction over such party or its property or assets.

     10. CERTIFICATE LEGEND. Upon execution of this Agreement, the stock certificates representing the Shares shall contain substantially the following legend, in addition to any other legends deemed appropriate or necessary by the Company:

     This certificate is subject to the provisions of a Put Option Agreement, dated as of September 16, 1994, among the Corporation and the Holder named therein, a copy of which is on file in the office of the Secretary of the Corporation at its principal place of business. The Corporation will furnish a copy of such Agreement to the record holder of this certificate, without charge, upon written request to the Corporation at its principal place of business or registered office.

     11. ASSIGNABILITY; TRANSFER. Neither this Agreement nor any right created hereby shall be assignable by any party, except that Holder may assign all or a portion of his rights hereunder to any Permissible Transferee, as defined in that certain Shareholders' and Voting Agreement, dated of even date herewith (the "Shareholders' Agreement"), among the Company, SRSC, Lynch Corporation and Holder (individually and as attorney-in-fact), among others. The Grantors shall continue to be bound by this Agreement, notwithstanding any transfer of the Shares by Holder or by any Beneficial Owner.

     12. NOTICE. Any notices or communications under this Agreement shall be given by any of the following means: (i) registered or certified mail,
(ii) hand delivery or (iii) telex, Telecopy or telegram. Such notice or communication shall be sent to the respective parties at the address listed below. Notice given by registered or certified mail shall be deemed to have been given on the third business day after posting and notice given by telex, Telecopy or telegram shall be deemed given when sent to or refused by the party to whom notice is being given. Communication by telex, Telecopy or telegram shall be confirmed by posting a copy of the same by registered, certified or first class mail in an envelope properly addressed to the respective parties at the address listed below:

    If to either Grantor to:         Brown-Bridge Industries, Inc.
                                     518 East Water Street
                                     Troy, Ohio  45373
                                     Telecopy No. 513-39-4045
                                     Attn:  Secretary

    and
                                     Safety Railway Service Corporation
                                     13355 Noel Road, Suite 1100
                                     Dallas, Texas  75240
                                     Telecopy No. (214) 661-2442
                                     Attn:  President

    If to Holder:                    James B. Fleming, Jr.
                                     100 First Stamford Place
                                     Third Floor
                                     Stamford, CT  06902

    in ether case with a copy        Vaughan & Anderson
    (which shall not constitute      14800 Quorum Drive, Suite 510
    notice) to:                      Dallas, Texas  75240
                                     Telecopy No. (214) 991-5446
                                     Attn:  Timothy R. Vaughan

Any party may, by written notice to the others, change the address to which such notices and communications are to be sent.

    13. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the Option and contains all of the terms and conditions between the parties with respect to the exercise of the Option.

    14. CHANGES, MODIFICATIONS OR WAIVERS. No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any term or condition in the future be so binding, unless such change or modification or waiver shall be in writing and signed by the parties hereto.

    15. GOVERNING LAW: VENUE. This Agreement shall be interpreted, construed and governed by the laws of the State of Texas and shall be performable in Dallas County, Texas.

    16. SURVIVAL. All agreements, covenants, undertakings, representations and warranties made in this Agreement shall survive until the Closing.

    17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    18. RESTRICTIONS ON SHARES. The parties hereto acknowledge that the Shares are now subject to restrictions on transfer pursuant to the Shareholders' Agreement.

    19. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable by law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.

                                BROWN-BRIDGE INDUSTRIES, INC.


                                By: /s/ K.C. Caldabaugh
                                    ______________________________________
                                    K. C. Caldabaugh, President


                                SAFETY  RAILWAY
                                 SERVICE CORPORATION

                                By: /s/ Richard J. Boyle
                                    _______________________________________
                                    Richard J. Boyle, Chairman of the Board


                                /s/ James B. Fleming, Jr.
                                __________________________________________
                                James B. Fleming, Jr., Individually
                                and as attorney-in-fact for the persons
                                listed on SCHEDULE A:

                                 EXHIBIT 4


                              PROMISSORY NOTE


Dallas, Texas                                         _______________, 19___

    [Brown-Bridge Industries, Inc./Safety Railway Service Corporation] (the "Maker"), for value received, hereby promises to pay to _____________________ ______________________ (together with any successors or assigns, the "Payee"), at the time and in the manner hereinafter provided, the principal sum of _________________________ Dollars ($____________), together with interest computed thereon at the rate hereinafter provided. This Note shall be payable at the office of the Payee at __________________________ or at such other address in _____ County, _________________ as the holder of this Note shall from time to time designate.

    The outstanding principal amount of this Note shall bear interest from the date hereof until the due date at a rate of interest equal to the Prime Rate (defined below) plus 1%. The principal amount of this Note shall be payable in 12 equal monthly installments of principal, with the first such installment be due and payable 30 days after the date fo this Note and with a like payment of principal being due on the same date of each successive month until the principal amount of the Note is paid in full. Each payment of principal shall be accompanied by a payment of all unpaid interest that has accrued on the outstanding principal amount of the Note through the date of such payment. Interest shall be calculated on the basis of actual days over
a 360 day year.   As used herein, Prime Rate shall mean that rate of interest publicly published from time to time by THE WALL STREET JOURNAL as the prime rate.

    All sums of principal and interest past due under the terms of this Note shall bear interest at a per annum interest rate equal to the lesser of twelve percent (12%) per annum or the maximum rate allowed by law from the due date thereof until paid.

    In the event of default hereunder and this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through bankruptcy proceedings, the Maker agrees to pay in addition to all sums then due hereon, including principal and interest, all expenses of collection, including, without limitation, reasonable attorneys' fees.

    This Note may be prepaid in whole or in part from time to time, without premium or penalty. Each prepayment of principal shall be accompanied by an amount equal to the accrued interest on the principal amount prepaid to the date of such prepayment.

    The Payee shall be entitled to accelerate this Note and declare all sums due hereunder immediately due and payable upon default by the Maker in any of its obligations under this Note or in the event the Company consummates an underwritten public offering of shares of its capital stock that is registered under the Securities Act of 1933, as amended.

    The Maker and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, notice of dishonor, protest and notice of protest, notice of intention to accelerate, notice of acceleration, any other notice and diligence in collecting and bringing suit against any party hereto and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for the holder hereof, in order to enforce payment of this Note, to first institute or exhaust such holder's remedies against the Maker or any other party liable therefor or against any security for this Note. No delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power of right preclude further exercise of that power or right.

    All agreements between the Maker and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid, or agreed to be paid, to the holder hereof for the use, forbearance or detention of the funds advanced pursuant to this Note, or otherwise, or for the payment of performance of any covenant or obligation contained herein or in any other document or instrument evidencing, securing or pertaining to this Note exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision hereof or any other document or instrument exceeds the maximum amount of interest prescribed by law, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the holder hereof shall ever receive anything of value deemed interest by applicable law, which would exceed interest at the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note or on account of any other principal indebtedness of the Maker to the holder hereof, and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of this Note and such other indebtedness, such excess shall be refunded to the Maker. All sums paid, or agreed to be paid, by the Maker for the use, forbearance or detention of the indebtedness of the Maker to the holder of this Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Maker and the holder hereof.

    This Note shall be governed by and construed in accordance with the laws of the State of Texas.

    All references to the Maker herein shall, and shall be deemed to, include its successors and assigns, and all covenants, stipulations, promises and agreements contained herein by or on behalf of the Maker shall be binding upon its successors and assigns, whether so expressed or not.

                             MAKER


                             [BROWN BRIDGE INDUSTRIES, INC. /
                             SAFETY RAILWAY SERVICE CORPORATION]


                             ____________________________________

                                SCHEDULE 4


    1. DEMAND REGISTRATION RIGHTS. At any time that written demand is made by the Holders who hold at least 20% in the aggregate of the Payment Shares (collectively, the "Demanding Holders"), SRSC (i) will promptly give written notice of the proposed registration to all of the Holders, and (ii) will use its reasonable best efforts to file a registration statement under the Securities Act of 1933, as amended (the "Act") and to effect, as promptly as possible, the registration under the Act of the Payment Shares to be registered by the Demanding Holders (the "Shares"), subject to the other provisions of this Schedule 4, for disposition in an underwritten public offering managed by an underwriting firm selected by SRSC. Each person desiring to include his or her Shares in such registration must so notify SRSC in writing within 30 days of the giving of notice of registration by SRSC.

         (b) PIGGY BACK REGISTRATION RIGHTS. If at any time SRSC shall determine to register (including pursuant to a demand of any Shareholder exercising its registration rights hereunder) any of its securities under the Act, other than a Form S-8 or Form S-4 or the then equivalent forms, it shall promptly send to each holder of Shares written notice of such determination and, if within 30 days after receipt of such notice, any holders of Shares shall request in writing, SRSC shall use its reasonable best efforts to include in such registration statement the Shares so requested to be registered on the same terms and conditions as any similar securities of SRSC included therein, and to effect, as promptly as possible, the registration of such Shares under the Act, subject, however, to the other provisions of this
Schedule 4.

         (c) LIMITATION OR DEFERRAL OF REGISTRATION. If a managing underwriter is participating in such registration and advises SRSC in writing that marketing factors require a limitation on the number of Shares to be included in any registration statement filed pursuant to this Schedule 4, then such Shares may be omitted from the registration statement to the extent necessary to consummate the offering on terms reasonably acceptable to SRSC and the managing underwriter, and SRSC shall so advise the holders of Shares who requested registration, PROVIDED, THAT, Shares requested to be registered by the Shareholders (if any) shall be omitted or excluded from the registration statement before any Shares to be registered by SRSC may be so omitted or excluded. If some, but not all, of the Shares that the Shareholders desire to sell exceeds the number of Shares acceptable by the managing underwriter, the number of Shares that may be included in the registration and underwriting shall be allocated among all such Shareholders in proportion, as nearly as practicable, to the respective amounts of Shares which they had requested to be included in such registration at the time of filing the registration statement. Additionally, if the managing underwriter advises SRSC in writing that marketing factors require that the registration of the Shares be deferred, or if the registration of the Shares, if not deferred, would, in the opinion of the Board of Directors of SRSC, determined reasonably and in good faith, materially and adversely affect an important business situation, transaction or negotiation affecting SRSC at the time, then SRSC may defer the filing of such registration statement for a period not exceeding 120 days from the date of such deferral.

         (d) FURTHER OBLIGATIONS OF SRSC. If and whenever SRSC is required by the provisions of this Schedule 4 to use its reasonable best efforts to effect the registration of Shares under the Act, SRSC will:

            (i) Prepare and file with the United States Securities and Exchange Commission (the "SEC") the appropriate registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for 90 days or until the intended distribution is completed, whichever first occurs;

            (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for 90 days or until the intended distribution is completed, whichever first occurs, and to comply with the requirements of the Act and the rules and regulations promulgated by the SEC thereunder relating to the sale or other disposition of the securities covered by such registration statement;

            (iii) Furnish to the holders of Shares covered by the registration statement copies of a prospectus, including a preliminary prospectus, complying with the requirements of the Act and such other documents as such holders may reasonably request in order to facilitate the public sale or other disposition of the Shares covered by such registration statement;

            (iv) Use its reasonable best efforts to register or qualify the Shares covered by such registration statement under such securities or blue sky laws as the managing underwriter for the offering designates; provided, however, that SRSC shall not be required to qualify as a foreign corporation in any such jurisdiction or be required to execute a consent to submit generally to the jurisdiction of the courts of such jurisdiction or to escrow any of its securities;

            (v) Supply the managing underwriter with copies of all correspondence and communications between SRSC and the SEC relating to all registration statements, notifications or offering circulars provided for hereunder;

            (vi) Endeavor to cause SRSC's counsel and accountant to furnish the managing underwriter with such documents, opinions and confirmations as may be called for by the managing underwriter and which are in the usual form incident to and as are normally required in an underwritten offering; and

            (vii) Do any and all such other acts and things as may reasonably, without material additional cost, be necessary or advisable to enable holders of Shares to consummate the public sale or other disposition of their Shares in such jurisdictions as are covered by the registration statement.

         (e) EXEMPTION FROM REGISTRATION. Notwithstanding anything contained in this Schedule 4, SRSC shall not be required by this Schedule 4 to register any Shares under the Act or under any state securities law if, in the opinion of counsel for SRSC, the proposed sale or transfer of the Shares as to which registration is requested is exempt from the registration provisions of the Act and the securities laws of the states in which the Shares are to be sold or transferred.

         (f) INDEMNIFICATION. The holders of Shares shall indemnify and hold harmless SRSC and its officers, directors, and each person (if any) who controls SRSC within the meaning of Section 15 of the Act or Section 20 of the United States Securities Exchange Act of 1934, and SRSC shall indemnify and hold harmless such holders, against any losses, claims, damages or liabilities to which such holders may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which the Stock is registered under the Act, or in any preliminary prospectus, final prospectus, or amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, in each case to the extent, by only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is based upon information concerning such indemnifying party, furnished, in the case of the holders of Shares, in writing, by such persons to SRSC in connection with the preparation and filing of the registration statement.
The indemnifying party will reimburse any legal or other expenses reasonably incurred by any indemnified party in connection with investigating or defending any such loss, claim, damage, liability or action incurred by the indemnified party as a result of the misinformation furnished by the other party.

         (g) PAYMENT OF EXPENSES. All costs and expenses in connection with any registration statement prepared and filed in accordance with this Section, including (but not limited to) federal and state registration and filing fees, printing expenses, and the fees and disbursements of counsel and independent accountants and other experts of SRSC, shall be borne by SRSC to the extent permitted by applicable law; provided, however, that SRSC shall not be obligated to pay the fees and disbursements of counsel of any Shareholder or any underwriting commissions or discounts relating to any Shareholder's Shares.

                                  SCHEDULE A


    NAME                             SHARES
    ----                             ------
    Richard J. Boyle                 10,000
    Michael L. George                10,000
    Ned N. Fleming                    7,500
    Lane T. Fleming                   2,500
    Mark Matteson                     3,030
    George Group Partners            17,606
    Mark Curcio                         985
    James B. Fleming, Jr.             7,576
    Grant Wilkinson                     757
    Timothy R. Vaughan                1,667

